UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): October 23, 2019

II-VI Incorporated

(Exact Name of Registrant as Specified in Charter)

PENNSYLVANIA	0-16195	25-1214948
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

375 Saxonburg Boulevard, Saxonburg, Pennsylvania 16056

(Address of Principal Executive Offices) (Zip Code)

(724) 352-4455

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	IIVI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events.

As previously announced, under the terms of the Indenture, dated as of December 21, 2016 (as supplemented to date, the “Finisar Indenture”), between Finisar Corporation (“Finisar”) and Wells Fargo Bank, National Association, as trustee, governing Finisar’s outstanding 0.50% Convertible Senior Notes due 2036 (the “Finisar Notes”) issued pursuant to the Finisar Indenture, the acquisition of Finisar by II-VI Incorporated (the “Company”) on September 24, 2019 constituted a Fundamental Change (as defined in the Finisar Indenture) and a Make-Whole Fundamental Change (as defined in the Finisar Indenture). Following the consummation of the Company’s acquisition of Finisar and in accordance with the terms of the Finisar Indenture, each holder of Finisar Notes had the right to (i) require that Finisar repurchase all or any portion of such holder’s Finisar Notes for an amount in cash equal to the principal amount of such repurchased Finisar Notes plus accrued and unpaid interest or (ii) convert its Finisar Notes into cash and/or shares of the Company’s common stock, at Finisar’s option.

Holders of approximately $560.1 million in aggregate principal amount of Finisar Notes exercised the repurchase right. Finisar repurchased those Finisar Notes on October 23, 2019 for an aggregate consideration of approximately $561.1 million in cash. No holders of Finisar Notes exercised the related conversion right.

As of October 23, 2019, approximately $14.9 million in aggregate principal amount of Finisar Notes remain outstanding. Finisar may redeem the Finisar Notes at any time on or after December 22, 2021, in whole or in part at the option of Finisar, at a redemption price equal to the principal amount of such Finisar Notes plus accrued and unpaid interest. Each holder of Finisar Notes also may require Finisar to repurchase all or any portion of such holder’s outstanding Finisar Notes for cash on December 15, 2021, December 15, 2026 and December 15, 2031 at a repurchase price equal to the principal amount of such Finisar Notes plus accrued and unpaid interest. The Finisar Notes will mature on December 15, 2036.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

II-VI Incorporated

Date: October 23, 2019	By:	/s/ Mary Jane Raymond
Mary Jane Raymond
Chief Financial Officer and Treasurer